UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 29, 2024

MULLEN AUTOMOTIVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Mullen Automotive Inc. (the “Company”) held its 2024 annual meeting of stockholders on February 29, 2024 (the “Annual Meeting”). As of January 12, 2024, the record date for the Annual Meeting (the “Record Date”), there were issued and outstanding 5,884,693 shares of common stock, par value $0.001 per share (“Common Stock”), 648 shares of series A preferred stock, par value $0.001 per share (“Series A Preferred Stock”), and 1,211,757 shares of series C preferred stock, par value $0.001 per share (“Series C Preferred Stock”), entitled to vote at the Annual Meeting. There are no shares of series B preferred Stock outstanding and the shares of series D preferred stock were not entitled to vote on the matters at the Annual Meeting. Holders of Series A Preferred Stock are entitled to one thousand (1,000) votes for each share of Series A Preferred Stock. Holders of Series C Preferred Stock are entitled to one (1) vote for each share of Common Stock into which such Series C Preferred Stock may be converted, which was 54 shares. A total of 2,105,340 shares of capital stock entitled to vote at the Annual Meeting, representing 2,687,757 votes, were present, in person or by proxy, at the Annual Meeting, constituting a quorum pursuant to the Company’s Amended and Restated Bylaws. A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement, filed with the Securities and Exchange Commission on January 19, 2024. The final votes on the proposals presented at the Annual Meeting are set forth below.

Proposal 1: To elect two Class III directors to serve for a three-year term ending as of the annual meeting in 2027. The affirmative vote of a plurality of all of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting was necessary for the election of each Class III director. Withheld votes and broker non-votes had no effect on the result of the vote. Each of the nominees listed below has been elected to serve as a Class III director on the Board of Directors for a three-year term ending as of the annual meeting in 2027 or until their respective successors are elected and qualify. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Miltner	1,154,691	277,705	1,255,361
John Andersen	1,150,721	281,675	1,255,361

Proposal 2: To ratify the appointment of RBSM LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2024. The ratification required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred and Series C Preferred (voting on an as-converted to Common Stock basis), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. The ratification was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,192,771	406,027	88,959	N/A

Proposal 3: To approve the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor one or more of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposal(s) or establish a quorum. The proposal required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred and Series C Preferred (voting on an as-converted to Common Stock basis), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Since a quorum was established for the Annual Meeting and there were sufficient votes for approval of the other proposals, this proposal was not presented at the Annual Meeting. However, the vote of stockholders was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,816,455	820,109	51,193	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: March 5, 2024	By:	/s/ David Michery
David Michery
Chief Executive Officer

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